Exhibit 10.43

Date: February 7, 2005	Extension: 1

STANDARD

LEASE EXTENSION FORM

LEASE to be EXTENDED is that certain Lease described as follows:

Lessor:	TRICO RENTS, A CALIFORNIA GENERAL PARTNERSHIP

Lessee:	CERADYNE, INC., A DELAWARE CORPORATION

Property Leased:	235 Paularino Avenue – Costa Mesa, CA 92626

Lease Dated:	March 23, 1984

The term of the referenced lease is hereby extended from:

November 1, 2005 through October 31, 2010

With the following changes only:

A. Security Deposit increased from: $7,761.00 to $11,050.00

The increase in Security Deposit will be reflected on your rent statement effective November 1, 2005.

B. Rent. The monthly rent for the period of this Lease Extension shall be as follows:

Months	Monthly Rent
11/01/05 – 10/31/06	$9,600.00
11/01/06 – 10/31/07	$9,888.00
11/01/07 – 10/31/08	$10,185.00
11/01/08 – 10/31/09	$10,490.00
11/01/09 – 10/31/10	$10,800.00

The above rental schedule does not include the estimated monthly Common Area Operating Expense, which is currently $250.00.

C. Late Rent Adjustments. Notwithstanding other provisions in this lease which pertain to the payment of rent, or late charges, it is understood and agreed that if the Lessee fails to pay the rent specified in this lease, within the timeframe specified, for three (3) or more times in any twelve month period after the commencement date of this lease, then the Lessor may, at the Lessor’s option, increase the monthly rent for the balance of the lease by ten (10) percent. Said increase shall commence after the Lessor gives the Lessee a thirty-day notice, in writing, that the increase shall go into effect.

D. Restoration of the Premises. On or before the scheduled termination of this Lease, or any variations thereof, the Lessee shall at Lessee’s expense restore the Premises to the original condition, taking into consideration the reasonable wear and tear of the Premises and in accordance to the provisions of this lease. The requirements of restoration in this paragraph shall not exceed the requirements of restoration in the original lease term.

E. Option to Cancel. Lessee shall have the right to cancel this Lease causing same to become null and void and of no further force or effect under the following terms and conditions:

1.	Lessee shall notify Lessor in writing, a minimum of one hundred and eighty days, prior to the effective date of the selected cancellation date of the Lease.

2.	The selected cancellation date shall be between November 1, 2008 and October 31, 2009.

3.	On or before the selected cancellation date the Lessee shall pay to the Lessor a cancellation fee equal to one half of the remaining sums due the Lessor as rent for the balance of the Lease contract.

4.	The Lessee shall not be in default under any of the terms and conditions of this Lease.

5.	The Lessee must also cancel all other Leases in the complex located on the Southwest corner of Paularino Avenue and Redhill Avenue in Costa Mesa, California that are owned by the Lessor on the same selected cancellation date per the terms of the cancellation clause contained in each Lease. Said Leases pertain to the following addresses:

Premises	Lease Dated	Commencement Date	Expiration Date
201 Paularino Avenue – Costa Mesa, CA	02/04/05	06/01/05	10/31/10
205 Paularino Avenue – Costa Mesa, CA	01/05/05	01/15/05	10/31/10
225 Paularino Avenue – Costa Mesa, CA	08/05/86	09/01/86	10/31/10
3159-A Paularino Avenue – Costa Mesa, CA	03/11/97	04/01/97	10/31/10
3159-B Redhill Avenue – Costa Mesa, CA	02/04/05	06/01/05	10/31/10
3161 Redhill Avenue – Costa Mesa, CA	01/24/04	04/01/04	10/31/10
3163 Redhill Avenue – Costa Mesa, CA	03/31/86	04/01/86	10/31/10
3165 Redhill Avenue – Costa Mesa, CA	08/06/01	08/15/01	10/31/10
3169-A Redhill Avenue – Costa Mesa, CA	10/28/85	11/01/85	10/31/10
3169-B Redhill Avenue – Costa Mesa, CA	08/28/85	11/01/85	10/31/10

Note: All of the above Leases are between Trico Rents, a California General Partnership as Lessor and Ceradyne Inc., a Delaware Corporation as Lessee.

F. Roof Repairs. Notwithstanding the provisions of paragraph 7.2, it is understood and agreed that the lessee shall be responsible for all roof maintenance and repairs for the duration of this Lease or any extensions thereof.

G. Liability Insurance. Notwithstanding the provisions of paragraph 8 it is understood and agreed that in the event Lessee fails to provide liability insurance, in accordance to the terms and conditions of paragraph 8, for any three consecutive months of this lease then the Lessor may, at Lessor’s option, increase the monthly rent for the remainder of the term of this lease by ten percent.

H. Improvements. Lessor’s Permission to allow Lessee to Upgrade Electrical Power Requirements.

The Lessor hereby grants to the Lessee permission to install additional electrical equipment to the demised premises provided that Lessee be responsible for all costs of any nature whatsoever pertaining to said installation. Further, that said installation shall comply with all of the requirements with the Southern California Edison Company and the appropriate governmental agencies. In addition, on or before the expiration of this Lease, or any extension thereof, that the Lessee, at the option of the Lessor, shall be responsible for the removal of said additional electrical equipment at Lessee’s sole cost and expense. Upon removal of said equipment, the Lessee shall also restore the premises to their original condition, which condition shall be approved by the Lessor. Lessor agrees to not unreasonably withhold its approval of said restoration. The location of said installation is shown on the attached Exhibit A and delineated as “Additional Electrical Equipment”.

All other terms and conditions of the Lease dated March 11, 1997 shall remain the same.

APPROVED BY: LESSOR	APPROVED BY: LESSEE

TRICO RENTS, A CALIFORNIA GENERAL PARTNERSHIP	CERADYNE, INC., A DELAWARE CORPORATION
By: Trico Realty Inc., its Manager

/s/ Clarence J. Turner	/s/ Jerrold J. Pellizon
5-31-05	5/31/05
Date:	Date

AFTER HOURS EMERGENCY CONTACT:

Name:

Phone:

LEASE ADDENDUM #5

LESSOR’S PERMISSION TO INSTALL TURNTABLE PITS – PHASE II

This Lease Addendum refers to that certain Lease dated March 23, 1984, by and between Trico Rents, a California General Partnership, as Lessor, and Ceradyne Inc., a Delaware Corporation, as Lessee, for the premises known as 235 Paularino Avenue – Costa Mesa, California.

The following paragraph is hereby incorporated into the aforementioned Lease and made a part thereof:

Paragraph 57 – Lessor’s Permission to allow Lessee to install Turntable Pits – Phase II.

The Lessor hereby grants to the Lessee permission to install additional Turntable Pits – Phase II to the demised premises provided that the Lessee be responsible for all costs of any nature whatsoever pertaining to said installation limited to any cause in connection with the installation and construction of turntable pits. Further, that said installation shall comply with all applicable governmental codes. In addition, on or before the expiration of this Lease, or any Extensions thereof, the Lessee shall, at Lessee’s expense, remove the entire concrete floor in the manufacturing area of the demised premises and replace same with a minimum floor of six (6) inch thick concrete with appropriate rebar, as specified by a licensed soils engineer and structural engineer. It is also understood and agreed that before the commencement of the removal and reconstruction of the referenced floor that the Lessee shall prepare a detailed set of drawings and specifications, depicting compliance with the intent of the restoration of the premises intent of this paragraph for approval by the Lessor. Lessor agrees not to unreasonably withhold its consent to approve the plans for removal and replacement of said floor.

The plans and specification for the installation of said Turntable Pits-Phase II are attached hereto as Exhibit “B” consisting of sheets S0.1, S1.1, and S2.1, dated November 21, 2003 prepared by KNA Consulting Engineers Inc.

This Addendum is dated January 5, 2004.

Approved by Lessor:	Approved by Lessee:

TRICO RENTS, A CALIFORNIA GENERAL PARTNERSHIP	CERADYNE, INC., A DELAWARE CORPORATION
By: Trico Realty Inc., its Manager

/s/ Clarence J. Turner	/s/ Jerrold J. Pellizon
5-31-05	5-31-05
Date	Date